Exhibit 99.1

Kohl's Announces CFO Departure

Monday April 7, 5:21 pm ET

MENOMONEE FALLS, Wis.--(BUSINESS WIRE)--April 7, 2003--Kohl's Corporation (NYSE:KSS - News) today announced that Patti Johnson has resigned her position as the Company's Chief Financial Officer. Ms. Johnson indicated that for family reasons, she has decided to return to California.

Commenting on Ms. Johnson's resignation, Larry Montgomery, Chairman and CEO said, "We would like to thank Patti for her many contributions to Kohl's. We wish her and her family well on their return to California."

On an interim basis, the financial organization will report directly to Arlene Meier, Chief Operating Officer. Prior to becoming Chief Operating Officer, Ms. Meier was Kohl's Chief Financial Officer.

Based in Menomonee Falls, Wis., Kohl's is a family-focused, value oriented specialty department store offering moderately priced national brand apparel, shoes, accessories and home products. The company operates 457 stores in 33 states.

Contact:

     Kohl's Corporation

     Julie Gardner (Media), 262/703-1305

     Arlene Meier (Investor Relations), 262/703-1646